Exhibit 25.5

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

BNY MELLON TRUST COMPANY OF ILLINOIS

(formerly known as BNY Midwest Trust Company)

(Exact name of trustee as specified in its charter)

Illinois	36-3800435
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

2 North LaSalle Street
Suite 1020
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

Commonwealth Edison Company

(Exact name of obligor as specified in its charter)

Illinois	36-0938600
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

440 South LaSalle Street
Suite 3300
Chicago, Illinois	60605-1028
(Address of principal executive offices)	(Zip code)

First Mortgage Bonds

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Illinois Department of Financial and	320 West Washington Street
Professional Regulation	5th Floor
Division of Banking	Springfield, Illinois 62786
Compliance Reporting Section

Federal Reserve Bank of Chicago	230 S. LaSalle Street
Chicago, Illinois 60603

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of Articles of Incorporation of BNY Mellon Trust Company of Illinois (formerly known as BNY Midwest Trust Company, CTC Illinois Trust Company and Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688 and Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-158920).

2,3.	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688 and Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-158920).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-196220).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-196220).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, BNY Mellon Trust Company of Illinois, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 29th day of August, 2016.

BNY MELLON TRUST COMPANY OF ILLINOIS

By:	/s/ D.G. Donovan
Name: D. G. Donovan
Title: Vice President

Exhibit 7

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

DIVISION OF BANKING

CONSOLIDATED REPORT OF CONDITION

Trust Company Name:	BNY MELLON TRUST COMPANY OF ILLINOIS
Address:	2 NORTH LASALLE ST., SUITE 1020
City, State, Zip	CHICAGO, IL 60602
Credential Number:	TRS # 60392	(5-digit number-should begin with 60)

Include the institution’s domestic & foreign subsidiaries, completed for the period ending as of close of business on:

and submitted in response to the call of the Illinois Department of Financial and Professional Regulation.

6/30/2016

ALTERATION OF THIS FORM IS PROHIBITED AND WILL BE CONSIDERED NON-COMPLIANCE WITH FILING REQUIREMENTS.

		In Thousands(000)
ASSETS
1. Cash and Due from Depository Institution		120,760
2. U.S. Treasury Securities		0
3. Obligations of States and Political Subdivisions		0
4. Other Bonds, Notes Receivable, and Debentures		0
Itemize the Notes Receivable amount listed above:
Inter-Company/Employee/Director:
Other (List):
5. Corporate Stock		0
6. Trust Company Premises, Furniture, Fixtures and Other Assets Representing TC Premises		0
7. Accounts Receivable:		747
Itemize Accounts Receivable amount listed above:
Fee Accounts Receivable	696
Inter-Company Account Receivable	51
Other (List):
8. Goodwill		0
9. Intangibles		0
10. Other Assets		0
Itemize assets that account for 10% or greater of Line 11: (Description & Amount)

11. TOTAL ASSETS		121,507

LIABILITIES

12. Accounts Payable		443
13. Taxes Payable		0
14. Other Liabilities for Borrowed Money		0
15. Other Liabilities		128
Itemize Liabilities that account for 10% or greater of Line 15) (Description & Amount)
Reserve for Taxes	46
Deferred Income	28
Accrued Expenses	54

16. TOTAL LIABILITIES		571

EQUITY CAPITAL

17. Preferred Stock		0
18. Common Stock		2,000
19. Surplus		71,194
20. Reserve for Operating Expenses		0
21. Retained Earnings (Loss)		47,742

22. TOTAL EQUITY CAPITAL		120,936

23. TOTAL LIABILITIES AND EQUITY CAPITAL		121,507

Check & Balance: should equal zero - otherwise incorrect		0

Trust Company Name:	BNY MELLON TRUST COMPANY OF ILLINOIS
Credential Number:	TRS #	60392

		In Thousands(000)
INCOME

1. Income from Fiduciary Activities:
A. Estates		0
B. Personal		0
C. Investment Advisory		0
D. Managed Employee Benefit		0
E. Non-managed Employee Benefit		0
F. Custody		1,300

G. Corporate Services		92
H. Land Trusts		0
I. All Other Fiduciary Activities		0
2. Interest Income		6
3. All Other Income: (List below)		5
Miscellaneous Charges/Fees	5

4. TOTAL OPERATING INCOME (Sum of Items 1-3)		1,403

EXPENSES

5. Operating Expenses:
A. Salaries		101
B. Employee Benefits		37
C. Trust Company Occupancy Expense		5
D. Furniture and Equipment Expense		12
E. Data Services		0
F. Marketing		0
G. Audits Examinations		0
H. Insurance (Fiduciary Activities)		0
I. All Other		932
Itemize amounts > 10% from Line 1 above.
Affiliate N1 Expense	867

6. TOTAL OPERATING EXPENSES (Items A-1)		1,087

7. NET OPERATING INCOME/LOSS BEFORE TAXES		316

8. APPLICABLE INCOME TAXES		120
9. EXTRAORDINARY ITEMS		0

10. NET INCOME (LOSS) AFTER TAXES		196

Explain any change greater than 10% from the average of the previous quarter(s).

IF this is the first quarter of the fiscal year, disregard explanation:

1.G Corporate Services - This change is due to the timing of the Invoice Billed.

5.B Employee Benefits - During the first quarter 2016, an incentive adjustment was booked, resulting in a reduction in expense.

5.C Trust Company Occupancy - Change is due to a decrease in Rent Expense in Q2 2016.

Trust Company Name:	BNY MELLON TRUST COMPANY OF ILLINOIS

CHANGES IN EQUITY CAPITAL

Thousands of Dollars (Year-to-Date)	PREFERRED STOCK (PAR)	COMMON STOCK (PAR)	SURPLUS & RESERVE	RETAINED EARNINGS	TOTAL EQUITY CAPITAL (Line Total)
1. Balance beginning of fiscal year	0	2,000	71,176	47,546	120,722

2. Net Income (loss)				196	196

3. Capital sale/conversion/acquisition/retirement	0	0	0	0	0

4. Changes incident to mergers & absorptions	0	0	0	0	0

5. Cash dividends declared on preferred stock			0	0	0

6. Cash dividends declared on common stock			0	0	0

7. Stock dividends issued	0	0	0	0	0

8. Other increases/decreases - ITEMIZE:	0	0	18	0	18

Affiliate Restricted Stock/Share Grant

9. Ending Balance	0	2,000	71,194	47,742	120,936

Check & Balance: should equal zero - otherwise incorrect					0

NOTE: Additional Page(s) may be attached to this report if an item requires further explanation or justification

CERTIFICATION SECTION

Person to whom Supervisory Staff should direct questions concerning this report.

I, David A. Hayes of BNY Mellon Trust Company of Illinois

(PRINT Name and Title of Officer Authorized to Sign Report)            (Name of Trust Company)

do certify that the information contained in these statements are accurate to the best of my knowledge and belief. I understand that submission of

/s/ David A. Hayes	Managing Director - Regulatory Reporting
(Signature of Officer Authorized to Sign Report)	Title

David A. Hayes	412-234-7430
Name of Officer Above	Telephone Number (Extension)

412-234-0972	David Hayes@bnymellon.com
Fax Number	E-mail Address